Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On April 30, 2013, Sagent Pharmaceuticals, Inc., a Delaware corporation (the “Company” or “Sagent”) entered into a Share Purchase Agreement with Chengdu Kanghong Pharmaceuticals (Group) Co. Ltd. (“Kanghong”) pursuant to which the Company agreed to acquire Kanghong’s 50% interest in Kanghong Sagent (Chengdu) Pharmaceutical Co. Ltd. (“KSCP”) in exchange for $25 million, payable in installments through September 2015. The acquisition was subject to customary closing conditions, including approval by the Chengdu Hi-Tech Industrial Development Zone Bureau of Investment Services (“BIS”). On June 4, 2013, the Company received final approval for the transaction from the BIS. Accordingly, the transaction was completed. As a result of the completion of the transaction, KSCP became a wholly-owned subsidiary of the Company.

On October 1, 2014, the Company through its, wholly-owned subsidiary, Sagent Acquisition Corp., a Canadian company, acquired all of the issued and outstanding shares of the capital stock of 7685947 Canada Inc., and its subsidiary, Omega Laboratories Limited (collectively, “Omega”), a privately held Canadian pharmaceutical and specialty healthcare products company for C$93.0 million ($82.9 million) subject to post closing adjustments. As a result of the completion of the transaction, Omega became a wholly-owned subsidiary of the Company.

The following unaudited pro forma condensed combined balance sheet presents our historical financial position combined with Omega as if the acquisition had occurred on September 30, 2014, and includes adjustments which give effect to events that are directly attributable to the transaction and that are factually supportable, regardless of whether they have a continuing impact or are nonrecurring.

The following unaudited pro forma condensed combined statements of operations present the combined results of our operations with Omega and KSCP as if the acquisitions had occurred as of January 1, 2013 and include adjustments that are directly attributable to the acquisitions, are expected to have a continuing impact on the combined results, and are factually supportable. The unaudited pro forma condensed combined financial statements are not necessarily indicative of what our financial position or results of operations actually would have been had we completed the acquisitions at the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

For purposes of this pro forma financial information Sagent translated the results of operations of its foreign subsidiaries into U.S. dollars using average exchange rates for the year ended December 31, 2013 and the nine months ended September 30, 2014. Sagent translated balance sheet accounts into U.S. dollars using period end exchange rates at the end of September 30, 2014. Based on its review of Omega’s historical financial statements, Sagent is not aware of any further adjustment that we would need to make to Omega’s historical financial statements relating to foreign currency translation. The pro forma adjustments in this table have been translated from Canadian dollars to U.S. dollars using Sagent’s historic exchange rates. The average exchange rate applicable during the periods presented for the unaudited pro forma condensed combined statement of operations and the period end exchange rate for the unaudited pro forma condensed combined balance sheet are as follows:

		US$/C$1
December 31, 2013	Average Spot Rate	0.9711
September 30, 2014	Average Spot Rate	0.9144
September 30, 2014	Period End Rate	0.8914

The unaudited pro forma condensed combined financial statements should be read in conjunction with the:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements; and

•	the consolidated financial statements of Sagent included in our Annual Report on Form 10-K for the year ended December 31, 2013 and the condensed consolidated financial statements of Sagent included in our Quarterly Report on Form 10-Q as of and for the three and nine months ended September 30, 2014 and the notes relating thereto; and

•	the consolidated financial statements of Omega for the year ended December 31, 2013 and the notes thereto, included as Exhibit 99.2 to this Current Report on Form 8-K, and the consolidated financial statements of Omega as of and for the nine months ended September 30, 2014 and the notes relating thereto, included as Exhibit 99.3 to this Current Report on Form 8-K; and

•	the consolidated financial statements of KSCP as of June 4, 2013 and for the period from January 1, 2013 to June 4, 2013 and the notes relating thereto, included our Annual Report on Form 10-K for the year ended December 31, 2013.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2013

(In thousands, except per-share data)

	Sagent	KSCP		Omega C$ ASPE	Omega US$ ASPE	Adjustments	(Note)	Pro Forma Combined
Net revenue	$244,750	$		$36,130	$35,084	$(783)	4(i)	$279,051
Cost of sales	167,228			20,096	19,514	8,602	4(d), 4(e), 4(f), 4(i)	195,344

Gross profit	77,522			16,034	15,570	(9,385)		83,707
Operating expenses:
Pre-production expenses			597			(597)	3(g)	—
Product development	20,275					4,159	3(g), 4(b)i, 4(e), 4(i)	24,434
Research and development				1,972	1,915	(1,915)	4(i)
Oncology plant related				2,043	1,984	(1,984)	4(i)
Selling, general and administrative	36,198		2,211	8,026	7,794	(1,944)	3(a),3(c), 4(e), 4(f), 4(i)	44,259
Equity in net (income) loss of joint ventures	(2,395)					(1,825)	3(d)	(4,220)

Total operating expenses	54,078		2,808	12,041	11,693	(4,106)		64,473

Termination fee	5,000					—		5,000
Gain on previously held equity interest	2,936					(2,936)	3(e)	—

Income (loss) from operations	31,380		(2,808)	3,993	3,877	(8,215)		24,234

Interest income and other	39		2			(562)	4(g), 4(i)	(521)
Financial expenses				(3,685)	(3,578)	3,578	4(b)iii, 4(i)	—
Interest expense	(930)					(460)	3(b), 4(i)	(1,390)

Income (loss) before income taxes	30,489		(2,806)	308	299	(5,659)		22,323

Provision for income taxes	895		—	929	902	(654)	3(f), 4(h), 4(b)i	1,143

Net income (loss)	$29,594		$(2,806)	$(621)	$(603)	$(5,005)		$21,180

Net income per common share:
Basic	$1.01							$0.73
Diluted	$0.99							$0.71
Weighted-average of shares used to compute net income per common share:
Basic	29,213							29,213
Diluted	29,937							29,937

See notes to pro forma financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations

For the nine months ended September 30, 2014

(In thousands, except per-share data)

	Sagent	Omega C$ ASPE	Omega US$ ASPE	Adjustments	(Note)	Pro Forma Combined
Net revenue	$205,422	$26,517	$24,248	$(378)	4(i)	$229,292
Cost of sales	143,676	14,174	12,961	3,718	4(e), 4(f), 4(i)	160,355

Gross profit	61,746	12,343	11,287	(4,096)		68,937
Operating expenses:
Product development	17,734	—	—	2,997	4(b)i, 4(e), 4(i)	20,731
Research and development	—	1,951	1,784	(1,784)	4(b)(i), 4(i)	—
Oncology plant related	—	1,428	1,306	(1,306)	4(i)	—
Selling, general and administrative	31,622	7,125	6,515	(701)	4(e), 4(f), 4(i)	37,436
Acquisition related costs	872	—	—	(872)	4(c)	—
Equity in net (income) loss of joint ventures	(2,476)	—	—	—		(2,476)

Total operating expenses	47,752	10,504	9,605	(1,666)		55,691

Income (loss) from operations	13,994	1,839	1,682	(2,430)		13,246

Interest income and other	(465)	—	—	(435)	4(g), 4(i)	(900)
Financial expenses		(2,397)	(2,192)	2,192	4(b)iii, 4(i)	—
Interest expense	(641)	—	—	(123)	4(i)	(764)

Income (loss) before income taxes	12,888	(558)	(510)	(796)		11,582

Provision for income taxes	2,774	208	190	92	4(b)i, 4(h)	3,056

Net income (loss)	$10,114	$(766)	$(700)	$(888)		$8,526

Net income per common share:
Basic	$0.32					$0.27
Diluted	$0.31					$0.26
Weighted-average of shares used to compute net income per common share:
Basic	31,861					31,861
Diluted	32,748					32,748

See notes to pro forma financial statements

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2014

(In thousands, except per-share data)

	Sagent	Omega C$ ASPE	Omega US$ ASPE	Adjustments	Note	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$136,280	$—	$—	$(82,864)	4(a)	$53,416
Short-term investments	18,995	—	—	—		18,995
Accounts receivable, net of chargebacks and other deductions	33,880	4,461	3,976	—		37,856
Inventories, net	43,301	12,531	11,170	2,844	4(a)	57,315
Due from related party	2,716	—	—	—		2,716
Income taxes receivable		263	234	(234)	4(i)
Prepaid expenses and other current assets	4,598	511	455	234	4(i)	5,287

Total current assets	239,770	17,766	15,835	(80,020)		175,585
Property, plant, and equipment, net	56,859	14,237	12,690	424	4(a)	69,973
Investment in joint ventures	4,539			—		4,539
Intangible assets, net	9,050	1,210	1,079	56,503	4(a), 4(b)(i), 4(f)	66,632
Goodwill	6,038	—	—	25,550	4(a)	31,588
Other assets	309	—	—	—		309

Total assets	$316,565	$33,213	$29,604	$2,457		$348,626

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$27,314	$7,064	$6,297	$425	4(i)	$34,036
Bank overdraft	—	477	425	(425)	4(i)	—
Due to related party	7,528	—	—	—		7,528
Accrued profit sharing	7,231	—	—	—		7,231
Accrued liabilities	14,137	—	—	—		14,137
Current portion of deferred purchase consideration	8,624	—	—	—		8,624
Short-term debt	—	4,530	4,038	—		4,038
Redeemable shares	—	4,000	3,565	(3,565)	4(b)(ii)	—
Redeemable shares issued by a subsidiary	—	30,135	26,862	(26,862)	4(b)(iii)	—
Current portion of long-term debt	—	616	549	—		549

Total current liabilities	64,834	46,822	41,736	(30,427)		76,143
Long term liabilities:
Long-term debt	—	2,329	2,076	—		2,076
Deferred income taxes	—	1,478	1,317	17,359	4(a)	18,676
Other long-term liabilities	1,981	—	—	—		1,981

Total liabilities	66,815	50,629	45,129	(13,068)		98,876
Temporary equity	—	—	—	—	4(b)(ii), 4(b)(iii), 4(j)	—
Stockholders’ equity:
Common stock	319	—	—	—		319
Redeemable shares	—	218	194	(194)	4(b)(ii)	—
Non-controlling interest	—	(441)	(393)	393	4(j)	—
Additional paid-in capital	353,358	—	—	—	4(j), 4(b)(ii)	353,358
Accumulated other comprehensive income	17	—	—	—		17
Accumulated retained earnings (deficit)	(103,944)	(17,193)	(15,326)	15,326	4(j), 4(c)	(103,944)

Total stockholders’ equity	249,750	(17,416)	(15,525)	15,525		249,750

Total liabilities and stockholders’ equity	$316,565	$33,213	$29,604	$2,457		$348,626

See notes to pro forma financial statements

NOTE 1. BASIS OF PRESENTATION:

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the SEC and are intended to show how the acquisitions might have affected the historical financial statements if both had been completed on January 1, 2013 for the purposes of the condensed combined statements of operations and as if the Omega acquisition had been completed on September 30 for purposes of the condensed combined balance sheet. The pro forma adjustments reflecting the completion of both the Omega acquisition and the KSCP acquisition are based upon the accounting rules for business combinations, specifically, the acquisition method of accounting in accordance with U.S. GAAP, and upon the assumptions set forth herein.

The unaudited pro forma financial information should be read in conjunction with the following underlying financial information from which it was extracted without material adjustment: (a) the condensed consolidated financial statements of Sagent Pharmaceuticals, Inc. as of and for the three and nine months ended September 30, 2014 included in the Quarterly Report on Form 10-Q, filed with the SEC on November 5, 2014; (b) the audited consolidated financial statements of Sagent Pharmaceuticals, Inc. as of and for the year ended December 31, 2013, included in our Annual Report on Form 10-K for the year ended December 31, 2013; (c) the audited financial statements of Omega as of and for the year ended December 31, 2013 included in Exhibit 99.2 to this Current Report on Form 8-K; (d) the condensed consolidated financial statements of Omega as of and for the nine months ended September 30, 2014, included in Exhibit 99.3 to this Current Report on Form 8-K; and (e) the financial statements of KSCP as of June 4, 2013 and for the period from January 1, 2013 to June 4, 2013, included in the Sagent Annual Report on Form 10-K for the year ended December 31, 2013.

The KSCP acquisition has been accounted for as an acquisition, with Sagent as the acquirer and KSCP as the acquiree, assuming that the KSCP acquisition had been completed at January 1, 2013, the beginning of the periods presented, for the unaudited pro forma condensed combined statement of operations. Results of KSCP subsequent to June 4, 2013, the date of the acquisition, are included within the consolidated results of the Company. As a result, there are no adjustments for KSCP to the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2014 or the unaudited pro forma condensed combined balance sheet at September 30, 2014.

The Omega acquisition has been accounted for as an acquisition, with Sagent as the acquirer and Omega as the acquiree, assuming that the Omega acquisition had been completed at January 1, 2013, the beginning of the periods presented, for the unaudited pro forma condensed combined statement of operations, and on September 30, 2014 for the unaudited pro forma condensed combined balance sheet.

This unaudited pro forma financial information is not intended to reflect the financial position and results of operations which would have actually resulted had the KSCP and Omega acquisitions been effected on the dates indicated. Further, the pro forma results of operations are not necessarily indicative of the results of operations that may be obtained in the future.

All amounts are in thousands of US dollars (US$), except share amounts or where Canadian dollars (C$) are otherwise indicated.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The unaudited pro forma financial information has been compiled in a manner consistent with the accounting policies adopted by Sagent. These accounting policies differ in certain respects from those of KSCP and Omega.

NOTE 3. PRO FORMA ADJUSTMENTS KSCP:

(a) Transaction costs

An adjustment to selling, general and administrative expenses for $478 was made to eliminate transaction costs related to the KSCP acquisition in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 because such costs directly related to the transaction and are non-recurring.

(b) Interest expense

An adjustment was recorded to increase interest expense related to deferred consideration associated with the acquisition of KSCP by $261 in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013. The interest charges are based on the accretion that would be charged to interest expense for the deferred purchase consideration had the transaction closed on January 1, 2013 and the timing of the remaining payments remained the same. An interest rate of 4.75% was used to calculate the accretion charge. The remaining payments were comprised of the following:

December 31, 2013	$2,500
September 30, 2014	3,500
September 1, 2015	9,000

(c) Depreciation expense

Property, plant and equipment was increased by $2,197 to its fair value. An adjustment to increase estimated depreciation expense related to this step up to fair value of $13 was made to selling, general and administrative expenses in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013.

(d) Equity in net income (loss) of joint ventures

An adjustment to eliminate our share of KSCP results that we had recognized using the equity method of accounting for our previously held 50% equity interest in KSCP included in equity in net income of joint venture of $1,825 was made in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013.

(e) Remeasurement of previously held equity interest in KSCP

The gain on our previously held equity interest in KSCP of $2,936 has been eliminated from the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 as it is directly related to the transaction and is non-recurring.

(f) Provision for income taxes

Represents the tax effect of the above pro forma adjustments as calculated at the statutory rate. The tax effect of the adjustments is determined to be zero because both Sagent and KSCP currently maintain a full valuation allowance against deferred tax assets. No adjustment has been made to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013.

(g) Reclassifications

Certain balances were reclassified from the financial statements of KSCP to conform their presentation to Sagent’s.

The following reclassifications were made to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013:

Increase (Decrease)
Product development	$597
Pre-production expenses	(597)

NOTE 4. PRO FORMA ADJUSTMENTS OMEGA ACQUISITION:

(a) Omega Acquisition

On October 1, 2014, we, through our wholly-owned subsidiary, Sagent Acquisition Corp., a Canadian company, acquired all of the issued and outstanding shares of the capital stock of 7685947 Canada Inc. and Omega Laboratories Limited (collectively, “Omega”), a privately held Canadian pharmaceutical and specialty healthcare products company for C$92,964 ($82,864). Under the acquisition method of accounting, the total consideration transferred for the 100% equity interest has been preliminarily allocated to the net identifiable assets based on the estimated fair value at the date of acquisition. The excess of the consideration transferred over the net identifiable assets, after considering the tax effects of temporary differences due to the fair value adjustments, has been recorded as goodwill. The final cost allocation may differ materially from the preliminary assessment.

Purchase Price	Amount US$
Cash	$82,864
Less: book value of net assets acquired	(14,110)
Less: fair value adjustments	(60,850)
Plus: deferred income taxes	17,646

Residual Goodwill	$25,550

Except as it relates to inventory, property, plant and equipment, and intangible assets, the carrying value of assets and liabilities in Omega’s historical financial statements are considered to be a proxy for the fair value of those assets and liabilities due to their short term nature. As this allocation is based on preliminary estimates, additional adjustments to record the fair value of all assets and liabilities and adjustments for consistency of accounting policies may be required. The following adjustments were made to increase Omega’s inventory, property, plant and equipment and intangible assets, reflecting our preliminary estimate of fair value.

Amount US$
Allocation of fair value adjustments:
Inventory	$2,844
Property, plant and equipment	424
Intangibles	57,582

Total fair value adjustments	$60,850

The estimated deferred tax impact of the above fair value adjustments, $17,646, has been recorded as a deferred tax liability in the unaudited pro forma condensed combined balance sheet at September 30, 2014. No other adjustment was made to the assets and liabilities of Omega under U.S. GAAP. An adjustment to goodwill representing the total preliminary excess of the purchase consideration over the fair value of the assets acquired for $25,550 was made in the unaudited pro forma condensed combined balance sheet at September 30, 2014. This allocation is based on preliminary estimates; the final acquisition cost allocation may differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be allocated to goodwill.

(b) Adjustments to U.S. GAAP

The Omega financial statements were prepared pursuant to Canadian Accounting Standards for Private Enterprises (ASPE) and therefore must be adjusted to U.S. GAAP for purposes of the these pro forma financial statements by making the following adjustments:

(i) Intangible assets

Pursuant to ASPE, Omega capitalized as intangible assets certain deferred development and other deferred costs related to the construction of a new plant. Under U.S. GAAP, these costs would be expensed as incurred. An adjustment of $450 and $173 to record the net impact of the reversal of amortization expense and record actual costs incurred during the periods has been made to research and development in the unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2013 and the nine months ended September 30, 2014, respectively.

Income tax expense was reduced $211 in the unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2013 and increased $46 in the unaudited pro forma combined condensed consolidated statement of operations for the nine months ended September 30, 2014 related to the above U.S. GAAP adjustments.

An adjustment to reduce intangible assets by $1,079 for assets that would not qualify as intangible assets under U.S. GAAP, a $287 decrease to deferred tax liabilities for the related tax impact and a corresponding offset to retained earnings of $792 was made to the unaudited pro forma condensed combined balance sheet at September 30, 2014.

(ii) Redeemable shares

Under ASPE, Omega has classified its Class D, E, F, I, J and M shares, each of which is redeemable at the option of the holder of the shares, as equity. Omega’s Class K shares have been recorded as a current liability under ASPE at their redemption amount. Under U.S. GAAP, the embedded redemption options result in these instruments not qualifying for equity classification, however, they do not create unconditional obligations of Omega, and therefore the shares should be classified as temporary equity in the financial statements. The following U.S. GAAP adjustment has been recorded to the unaudited pro forma condensed combined balance sheet at September 30, 2014:

Increase (Decrease)
Redeemable shares	$(3,565)
Share capital	(194)
Temporary equity	34,367
Additional paid-in-capital	(30,608)

(iii) Non-controlling interest

Under ASPE, Omega has classified the Class A and C shares issued by Omega Laboratories Ltd., each of which is owned by one non-controlling shareholder, as a current liability and remeasured to the current redemption amount through the statement of operations. Under U.S. GAAP, the embedded put option does not create an unconditional obligation of Omega, and therefore the shares should be classified as temporary equity in the financial statements of Omega, and changes to the fair value would be recorded within additional-paid-in-capital. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 and the nine months ended September 30, 2014 have been adjusted to eliminate the fair value adjustment of redeemable shares issued by a subsidiary, recorded in financial expenses, of $3,224 and $1,829, respectively.

The unaudited pro forma condensed combined balance sheet has been adjusted to classify the shares as temporary equity at September 30, 2014 as follows:

Increase (Decrease)
Redeemable shares	$(26,862)
Temporary equity	26,862

(c) Transaction costs

An adjustment to eliminate transaction costs of $872 incurred has also been made to the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2014 because these costs are directly related to the transaction and are non-recurring.

(d) Inventory

Inventory was increased by $2,844 to its fair value. An adjustment to increase cost of goods sold for $3,099 was made to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013.

(e) Depreciation

Property, Plant and Equipment was increased by $423 to its fair value. An adjustment to increase the related estimated depreciation expense of $249 and $177 was made to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 and the nine months ended September 30, 2014, respectively, as follows:

	Year ended December 31, 2013	Nine months ended September 30, 2014
Cost of sales	$59	$42
Product development	113	80
Selling, general and administrative	77	55

(f) Intangible assets and amortization

Amortizable intangible assets were revalued to a fair value of $57,582. An adjustment to increase the estimated amortization expense of $4,671 and $3,298 was made to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 and the nine months ended September 30, 2014, respectively, as follows:

	Year ended December 31, 2013	Nine months ended September 30, 2014
Cost of sales	$4,541	$3,207
Selling, general and administrative	129	91

(g) Interest income and other

An adjustment to decrease interest income and other by $407 and $287 related to the decreased interest income earned on cash and cash equivalents used to fund the acquisition was made to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 and the nine months ended September 30, 2014, respectively. An interest rate of 0.45% was used.

An adjustment to increase interest income and other by $89 was recorded to eliminate a bank charge recorded upon the change in control of certain of Omega’s mortgages in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2014 as the charge is directly related to the acquisition and is non-recurring.

(h) Provision for income taxes

Represents the tax effect of the above pro forma adjustments on pretax income after adjusting for non-controlling interest, as calculated at the statutory rate of 29%.

(i) Reclassifications

Certain amounts were reclassified from the financial statements of Omega to conform their presentation to Sagent.

The following reclassifications were made to the unaudited pro forma condensed combined balance sheet at September 30, 2014:

Increase (Decrease)
Accounts payable	425
Bank overdraft	(425)

Income taxes receivable	(234)
Prepaid expenses	234

The following reclassifications were made to the unaudited pro forma condensed combined statement of operations for year ended December 31, 2013 and the nine months ended September 30, 2014:

	Year ended December 31, 2013	Nine months ended September 30, 2014
	Increase (Decrease)	Increase (Decrease)
Net revenue	$(783)	$(378)
Selling, general and administrative	(783)	(378)

Cost of sales	903	469
Selling, general and administrative	(903)	(469)

Product development	3,899	2,917
Research and development	(1,915)	(1,611)
Oncology plant related	(1,984)	(1,306)

Interest income and other	(155)	(148)
Financial expenses	354	272
Interest expense	(199)	(124)

(j) Elimination of Omega’s Equity

Adjustments to eliminate Omega’s equity by recording a reduction to temporary equity of $61,230, a reduction to non-controlling interest of $393, an increase to additional paid-in-capital of $30,608 and an increase to retained earnings/accumulated deficit of $30,229 were made to the unaudited pro forma condensed combined balance sheet at September 30, 2014 to reflect the acquisition of 100% of the outstanding equity at that date.